PREFERRED STOCK PURCHASE AGREEMENT dated as of July 30, 1996, is entered into by and among The Standish Care Company, a Delaware corporation (the "Company"), and Abraham D. Gosman, an individual with an office at 777 South Flagler Drive, West Palm Beach, Florida, 33401 (referred to hereinafter as the "Purchaser").

      In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

      1. Authorization and Sale of Shares.

            1.1 Authorization. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the Series B Cumulative Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Designation attached hereto as Exhibit A (the "Certificate"). The Board of Directors of the Company has, or on or before the Closing will have, adopted the Certificate and filed the Certificate with the Secretary of State of the State of Delaware.

            1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to the Purchaser, and the Purchaser will purchase, One Hundred (100) shares of Series B Preferred Stock (collectively, the "Shares") for a purchase price of $14,000 per share.

      2. The Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at the offices of Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts at 1:00 P.M. on July 30, 1996. At the Closing, the Company will deliver to the Purchaser a certificate for the 100 Shares, registered in the name of the Purchaser, and the purchase price shall be paid by the Purchaser by wire transfer, certified or bank check, or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in Section 5 shall not have been fulfilled, the Purchaser shall, at his election, be relieved of all of his obligations under this Agreement without thereby waiving any other rights he may have by reason of such failure or such non-fulfillment.

      3. Representations of the Company. Reference is made to the Agreement and Plan of Merger dated July 3, 1996 (the "Merger Agreement") by and among the Company, twelve of its subsidiaries and twelve other named corporations. Except as disclosed by the Company in the Standish Disclosure Schedule referred to in the Merger Agreement, the Company hereby incorporates herein by reference all of its representations and warranties contained in the Merger Agreement and authorizes the Purchaser to rely thereon as though such representations and warranties were fully set forth herein. In addition, the Company hereby represents and warrants to the Purchaser as follows:

            3.1 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares or exercise of the "Warrants" (as such term is hereinafter defined), have been, or will be on or prior to the Closing, duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company. The shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrants, when issued upon such conversion or exercise, will be duly and validly issued, fully paid and non-assessable.

            3.2 Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement (as defined in Section 5.8), have been duly authorized by all necessary corporate action, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company. This Agreement and the Registration Rights Agreement constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Registration Rights Agreement and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute default under, its Certificate of Incorporation or By-Laws or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any or its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company or its properties.

            3.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution, delivery and performance of this Agreement, the offer, issuance, sale and delivery of the Shares or the Warrants, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing. Based in part upon the representations made by the Purchaser in Section 4 of this Agreement, the offer and sale of the Shares and the Warrants to the Purchaser will be in compliance with applicable federal and state securities laws.

            3.4 Absence of Changes. Since July 3, 1996, there has not been any material adverse change in the assets, liabilities, financial condition, operations or prospects of the Company or any event or condition of any character that has affected, or may affect, materially and adversely, the Company's business or prospects.

            3.5 Disclosures. Neither this Agreement nor any exhibit hereto, nor any report, certificate or instrument furnished to the Purchaser or his counsel in connection with the transaction contemplated by this Agreement, when read together, contains or will contain any material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the financial condition, business or prospects of the Company which has not been disclosed to the Purchaser.

      4.  Representations of the Purchaser.

      The Purchaser represents and warrants to the Company as follows:

            4.1 Investment. Such Purchaser is acquiring his Shares and his Warrants, and the shares of Common Stock into which the Shares may be converted or the Warrants may be exercised, for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

            4.2 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms.

            4.3 Experience. Such Purchaser has sufficient business and financial knowledge and experience so as to be capable of evaluating the merits and risks of his its investment in the Company.

            4.4 Accredited Investor. The Purchaser has reviewed the representations concerning the Company contained in this Agreement and the Merger Agreement, and has made such inquiry as the Purchaser has desired concerning the Company, its business, assets, liabilities, risks and personnel. Officers of the Company have made available to the Purchaser any and all written information which the Purchaser has requested and have answered inquiries made by the Purchaser. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"), and understands that the Company has relied upon the Purchaser being an accredited investor in deciding to proceed with the transactions contemplated hereby, and in ascertaining the requirements of law applicable to the issuance and the sale of the Shares and Warrants, and the issuance of shares of Common Stock upon conversion of the Shares or upon exercise of the Warrants; provided, however, that the Purchaser shall have certain rights to registration of such shares of Common Stock pursuant to the Registration Rights Agreement.

      5. Conditions to Purchase of Shares.

      The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of the following conditions on or before the Closing Date:

            5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

            5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

            5.3 Opinion of Counsel. The Purchaser shall have received an opinion from Robinson & Cole, counsel for the Company, dated the Closing Date, addressed to the Purchaser, and satisfactory in form and substance to the Purchaser, to the effect that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted, to enter into and perform this Agreement and the Registration Rights Agreement, and to carry out the transactions contemplated herein and therein. The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

                  (b) The authorized capital stock of the Company consists of:
30,000,000 shares of Common Stock, $.01 par value, of which 3,697,366 shares are outstanding; 345,268 shares of Series A Cumulative Convertible Preferred Stock, par value $.01 per share. of which 29,000 shares are outstanding and, subject to the filing of the Certificate with the Secretary of State of the State of Delaware, 100 shares of Series B Preferred Stock to be issued to the Purchaser under this Agreement. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights.

                  (c) The issuance, sale and delivery of the Shares by the Company in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants, have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company, and the Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants, when issued upon such conversion or exercise, will be duly and validly issued, fully paid and non-assessable.

                  (d) The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate action, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company. This Agreement and the Registration Rights Agreement constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar law affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the offer, issue and sale of the Shares hereunder, will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Restated Certificate of Incorporation, as amended or By-Laws of the Company, or any indenture, lease, agreement, or other instrument known to such counsel to which the Company is a party or by which it or any of its properties are bound, or any decree, judgment or order specifically naming the Company and known to such counsel.

                  (e) Except as obtained and in effect at the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority (other than filings required to be made after the Closing under applicable federal and state securities laws) is required on the part of the Company in connection with the execution and delivery of this Agreement, or the offer, issue, sale and delivery of the Shares, or the other transactions to be consummated at the Closing pursuant to this Agreement.

                  (f) Based on the representations of the Purchaser in Section 4 as to certain factual matters, the offer and sale of the Shares pursuant to this Agreement are exempt from the registration requirements of the Securities Act and the securities registration requirements of the Massachusetts Uniform Securities Act.

            5.4 Certificates and Documents. The Company shall have delivered to counsel to the Purchaser:

                  (i) A copy of the Restated Certificate of Incorporation of the Company, as amended and in effect prior to the Closing Date, certified by the Secretary of State of Delaware;

                  (ii) Certificate, as of the most recent practicable date, as to the legal existence of the Company issued by the Secretary of State of Delaware;

                  (iii) By-Laws of the Company, certified by its Assistant Secretary as of the Closing Date; and

                  (iv) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Assistant Secretary of the Company as of the Closing Date.

            5.5 Performance by The Purchaser. The Purchaser shall have performed his obligations under Section 1.2 of this Agreement.

            5.6 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, executed by the Chief Financial Officer of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections 5.1 and 5.2 of this Agreement.

            5.7 Other Matters. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and his counsel, and the Purchaser and his counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

            5.8 Registration Rights Agreement. The Registration Rights Agreement attached hereto as Exhibit B (the "Registration Rights Agreement") shall have been executed and delivered by the Company and the Purchaser.

      6. Covenants of the Company.


            6.1 Inspection. (a) Without limiting any rights otherwise granted pursuant to law, the Purchaser shall have the right, subject to the confidentiality provisions set forth in subsection (b) below, upon reasonable notice and during normal business hours, to inspect (and copy if desired) all books and records of the Company, whether financial, corporate, sales related (including projections) or otherwise, to discuss the Company's business and finances with its officers and other employees and to visit and inspect the facilities and properties owned or leased by the Company.

                  (b) Purchaser shall keep confidential and not disclose, any non-public information concerning the Company disclosed to or acquired by the Purchaser pursuant to the provisions of this Agreement or the Registration Rights Agreement (collectively, "Confidential Information"), and shall employ such Confidential Information only in connection with his interests as a holder of the Shares, the Warrants or the shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrants.

            6.2 Financial Statements and Other Information.

                  (a) The Company will deliver to the Purchaser with reasonable promptness, such information and data regarding the Company as the Purchaser may from time to time reasonably request.

                  (b) The Company will deliver to the Purchaser such notices, information and data with respect to the Company as the Company delivers to the holders of its Common Stock generally.

            6.3 Material Changes and Litigation. The Company will promptly notify the Purchaser of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or against any officer, director, key employee or principal stockholder of the Company materially adversely affecting (or which, if adversely determined, would materially adversely affect) its present or proposed business, properties, assets or condition, taken as a whole.

            6.4 Warrants. For $10.00, the Company will sell to the Purchaser, and the Purchaser will purchase, the "Warrants," in the form attached hereto as Exhibit C, to purchase an aggregate of 400,000 shares of Common Stock for an exercise price of $4.16 per share.

      7. Successors and Assigns. Except as provided in Section 12, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

      8. Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

      9.  [Intentionally Omitted]

      10. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

      If to the Company, at 6 New England Executive Park, Burlington, MA 01803 Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to David A. Garbus, Esq., Robinson & Cole, One Boston Place, Boston, MA 02108;

      If to the Purchaser, at their respective addresses set forth above, or at such other addresses or addresses as may have been furnished to the company in writing by such Purchaser, with a copy to Michael J. Bohnen, Esq., Nutter, McClennen & Fish, LLP, One International Place, Boston, MA 02110.

      Notices provided in accordance with this Section 10 shall be deemed delivered upon personal delivery or on the second business day after deposit in the mail.

      11. Brokers. The Company and the Purchaser (i) represents and warrants to the other party hereto that he or it has retained no finder or broker or taken any other action that would result in the payment of any brokerage fee or sales commission in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

      12. Entire Agreement. This Agreement and the Registration Rights Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter.

      13. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of at least 51% of the Registrable Shares (as defined in the Registration Rights Agreement). Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each holder of any Series B Preferred Stock and any Warrants (including shares of Common Stock into which such Shares have been converted and for which such Warrants shall have been exercised), each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      14.   Counterparts.   This   Agreement   may  be   executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      15. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

      16. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the day and year first above written.

                                       THE STANDISH CARE COMPANY:



                                       By:  /s/ Michael J. Doyle
                                            --------------------------------
                                            Michael J. Doyle,
                                            Chairman and Chief Execuitve Officer


                                       PURCHASER:

                                       /s/ Abraham D. Gosman
                                       ----------------------------
                                       Abraham D. Gosman
                                       c/o CareMatrix Corporation
                                       197 First Avenue
                                       Needham, MA  02194

                                                                       EXHIBIT A

                        CERTIFICATE OF DESIGNATIONS OF
                SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                      OF
                           THE STANDISH CARE COMPANY

             ----------------------------------------------------

                    Pursuant to Section 151 of the General
                   Corporation Law of the State of Delaware

              ---------------------------------------------------


      The Standish Care Company (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: That pursuant to authority conferred upon the Board of Directors of the Corporation by its Restated Certificate of Incorporation, as heretofore amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, acting at a meeting duly called and held on July 29, 1996, adopted the following resolution which remains in full force and effect as of the date hereof:

      RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by Article FIFTH of the Restated Certificate of Incorporation of the Corporation, as amended, and pursuant to
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors hereby creates and establishes and authorizes the issuance of a series of Preferred Stock of the Corporation, such series to consist of 100 shares of the Corporation's authorized and unissued Remaining Preferred Stock, each share having a par value of $.01, and the Board of Directors hereby fixes the designation of such series and hereby determines the powers, preferences rights, qualifications, limitations and restrictions of such series as follows:

      1. Designation and Number. The designation of the one series of Remaining Preferred Stock fixed by this resolution shall be "Series B Cumulative Convertible Preferred Stock" (hereinafter referred to as the "Series B Convertible Preferred Stock") and the number of shares constituting such series shall be 100. Any capitalized term not otherwise defined herein but which is defined in said Article FIFTH shall have the meaning ascribed thereto in said Article FIFTH.

      2. Rank. The Series B Convertible Preferred Stock shall rank: (i) prior to all of the Corporation's Common Stock, par value
$.01 per share ("Common Stock"); (ii) prior to (x) any other class of the Corporation's common stock hereafter authorized, (y) any other class of the Corporation's stock hereafter authorized, however designated, that has the right (subject to any prior right of any class or series of Remaining Preferred Stock) to dividends or to participate in any distribution to stockholders of the assets upon voluntary or involuntary liquidation, dissolution or winding up or of the earnings of the Corporation without limit as to per-share amount, and (z) any other class or series of capital stock of the Corporation hereafter created either specifically ranking by its terms junior to the Series B Convertible Preferred Stock or not specifically ranking by its terms senior to or on parity with Series B Convertible Preferred Stock (collectively with the Common Stock, "Junior Securities"); (iii) subject to the provisions of subparagraph 4(ii) hereof, on parity with any Remaining Preferred Stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Convertible Preferred Stock ("Parity Securities"); and (iv) subject to the provisions of subparagraph 4(ii) hereof, junior to (x) the Corporation's Series A Cumulative Convertible Preferred Stock heretofore created, established and authorized by the Board of Directors, acting by unanimous written consent dated August 30, 1993, a Certificate of Designation for which was heretofore filed with the Secretary of State of the State of Delaware on August 31, 1993 (the "Series A Convertible Preferred Stock") and any Remaining Preferred Stock of the Corporation hereafter created specifically ranking by its terms senior to the Series B Convertible Preferred Stock ("Senior Securities"), in each case, as to payment of dividends or as to distributions of assets to stockholders upon liquidation, dissolution or winding up of the Corporation or otherwise, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

      3.    Dividends.

      (i) The dividend rate of the Series B Convertible Preferred Stock shall be computed at a rate of $1,400.00 per share per annum, as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events, from the date of issuance of the Series B Convertible Preferred Stock. Dividends shall be payable quarterly in arrears out of funds legally available as proscribed by statute on September 30, December 31, March 31 and June 30 of each year, commencing December 31, 1996 (each, a "Series B Dividend Payment Date"). Dividends on shares of Series B Convertible Preferred Stock shall be cumulative and shall accrue (whether or not declared), without interest, from the first day of the quarterly period in which such dividend may be payable as herein provided, except with respect to the first quarterly dividend after the date of issuance which shall accrue from the date of issuance of the Series B Convertible Preferred Stock. On each Series B Dividend Payment Date all dividends which shall have accrued on each share of Series B Convertible Preferred Stock outstanding on the applicable record date shall accumulate and be deemed to become "due." Any dividend which shall not be paid on the Series B Dividend Payment Date on which it shall become due shall be deemed to be "past due" (a "Cumulated Series B Dividend") until such Cumulated Series B Dividend shall have been paid.

      (ii) The Board of Directors shall declare and pay current dividends out of funds legally available as proscribed by statute (after giving effect to the payment of all requisite dividends on Senior Securities). To the extent that the Board of Directors shall fail to pay dividends on the Series B Convertible Preferred Stock within 30 days of a Series B Dividend Payment Date (whether or not funds are legally available therefor), the Conversion Price (as defined in subparagraph 5(i) hereof) shall be adjusted as provided in subparagraph 5(i)(I) hereof. In addition in the event the Corporation shall fail. to pay dividends on the Series B Convertible Preferred Stock on four Series B Dividend Payment Dates, whether or not consecutively, the holders of the Series B Convertible Preferred Stock shall be entitled to the voting rights set forth in subparagraph 4(iii) hereof.

      (iii) In order to determine the holders of Series B Convertible Preferred Stock entitled to receive dividends, the Corporation shall fix a record date not more than 30 days prior to any Series B Dividend Payment Date. If Any such Series B Dividend Payment Date should fall on a day that is not a Business Day, then the Corporation shall pay the applicable dividend on the next succeeding Business Day. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which any national securities exchange or quotation system on which the Common Stock of the Corporation is traded or quoted is authorized or required by law to close.

      (iv) The Corporation shall not: (A) pay or declare and set apart for payment any dividends or Distributions on any of the Corporation's Junior Securities, other than dividends payable in the form of additional shares of the same Junior Security as that on which such dividend is declared or (B) redeem, purchase or otherwise acquire any shares of Junior Securities or any right, warrant or option to acquire any Junior Securities, unless full Cumulated Series B Dividends have been, or contemporaneously ore, paid or declared and set apart for such payment on the Series B Convertible Preferred Stock.

      (v) No full dividends shall be paid or declared and set apart for payment on any class or series of Parity Securities for any period unless full Cumulated Series B Dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full Cumulated Series B Dividends. No full dividends shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Securities, for all dividend periods terminating on or prior to the date of payment of such full Cumulated Series B Dividends. When dividends are not paid in full upon the Series B Convertible Preferred Stock and the Parity Securities, all dividends paid or declared and set apart for payment upon shares of Series B Convertible Preferred Stock and the Parity Securities shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Convertible Preferred Stock and the Parity Securities shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Convertible Preferred Stock and the Parity Securities bear to each other (without taking into account the dividends so paid and those so declared and set apart for payment).

      4.    Voting Rights.

      (i) Except as may otherwise be provided herein or as required by law the holders of the shares of Series B Convertible Preferred Stock ("Series B Holders") shall not be entitled to vote in respect of such shares.

      (ii) The affirmative vote, in person or by proxy, of the Series B Holders of 66 2/3% of the outstanding shares of the Series B Convertible Preferred Stock, voting as a single class, on a one-vote-per-share of Series B Convertible Preferred Stock basis, shall be necessary for the Corporation to: (a) amend, repeal or modify any provision of, or add any provision to, the Corporation's Restated Certificate of Incorporation if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Convertible Preferred Stock so as to affect the Series B Convertible Preferred Stock adversely; (b) authorize, create or issue any additional shares of Series B Convertible Preferred Stock, or authorize or create shares of any class or series of stock having any preference or priority as to dividends or any liquidation preference superior to or on a parity with any such preference or priority of the Series B Convertible Preferred Stock, or authorize, create or issue shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of the Corporation having any such preference or priority or having rights similar to the Series B Convertible Preferred Stock; (c) reclassify the shares of Common Stock or any other Junior Securities into shares of Series B Convertible Preferred Stock or into Senior Securities or Parity Securities; (d) merge with or consolidate into any corporation, firm or entity, or sell, lease or otherwise dispose of all or substantially all of its assets unless the Corporation is the surviving entity; (e) authorize, create or issue any class or series of Senior Securities; or (f) authorize, create or issue any class or series of Parity Securities; provided, however, that no such vote shall be required pursuant to clause (e) or (f) in the event the Corporation shall then have the right to redeem or purchase the Series B Convertible Preferred Stock and, prior to the date of issuance of such new class or series of Senior Securities or Parity Securities provision shall have been made for the redemption or purchase of all of the outstanding shares of Series B Convertible Preferred Stock and such redemption or purchase occurs on or prior to the date of issuance of such new series or class of Senior Securities or Parity Securities

      (iii) In the event the corporation shall fail to pay current dividends on the Series B Convertible Preferred Stock on four Series B Dividend Payment Dates, whether or not consecutively, the Series B Holders shall be entitled to vote, on a one-vote-per-share basis, with the holders of the Common Stock on all matters thereafter submitted to the Company's stockholders, including election of directors. The Series B Holders shall continue to be entitled to the foregoing right to vote notwithstanding the subsequent payment of any or all of such dividends.

      (iv) On all matters on which the Series B Convertible Preferred Stock is entitled to vote by law, the Series B Holders shall be entitled to vote per share of Series B Convertible Preferred Stock, voting separately as a single class.

      5.   Conversion Rights.

      (i) Each share of Series B Convertible Preferred Stock may be converted, at the option of each Series B Holder, at any time and from time to time, into fully-paid and non-assessable shares of Common Stock, provided, however, a Series B Holder's right to so convert shares of Series B Convertible Preferred Stock shall terminate as to shares thereof that are redeemed by the Corporation on the Redemption Date (as hereinafter defined) herefor as provided in and subject to the terms and conditions of subparagraph 7(iii) hereof. The number of shares of Common Stock to which the Series B Holder of each share of Series B Convertible Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the number of shares of Series B Convertible Preferred Stock to be converted by the Conversion Rate; in addition, the Series B Holder shall be entitled upon conversion to receive cash in an amount equal to all Cumulated Series B Dividends on each share of Series B Convertible Preferred Stock so converted, provided, there are funds legally available as proscribed by statute. To the extent the Corporation shall not have funds legally available to pay all such Cumulated Series B Dividends, the Corporation's obligation to make such payment shall be deferred until the first date on which the Corporation shall have funds legally available for all or a portion of such payment, which shall then be made in whole or in part, as the case may be, until such Cumulated Series B Dividends hall have been paid in full. The "Conversion Rate" shall be (A) $14,000.000 divided by (B) the Conversion Price (as hereinafter defined). The conversion price ("Conversion Price") shall be $4.16 and shall be adjusted from time to time as set forth in subsection (ii) hereof. The Corporation shall not issue fractional shares of Common Stock upon conversion of Series B Convertible Preferred Stock but, in lieu thereof, shall pay to a Series B Holder cash in an amount equal to such fraction multiplied by the Last Sale Price of the Common Stock on the trading day prior to the date on which the shares are converted. "Last Sale Price" shall mean the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations ("NASDAQ") National Market System or Small Cap Market, as applicable, or if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such NASDAQ National Market System or Small Cap Market, as applicable, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

      (ii) Procedure for Conversion. The Series B Convertible Preferred Stock shall be converted into Common Stock in the following manner:

      (A) Shares of Series B Convertible Preferred Stock received by the Corporation in exchange for Common Stock shall be retired and canceled and shall no longer be available for issuance.

      (B) A Series B Holder shall give notice to the Corporation by mail of its desire to convert all or a portion of the shares of Series B Convertible Preferred Stock owned by such Series B Holder. Such notice shall be accompanied by certificates, duly endorsed for conversion, evidencing the number of shares of Series B Convertible Preferred Stock such Series B Holder desires to convert, together with cash, if any, required by subparagraph 5(ii)(C) hereof. The Corporation will, as soon as practicable thereafter, deliver to such Series B Holder or to such Series B Holder's nominee or nominees, a certificate or certificates for the appropriate number of shares of Common Stock, together with cash, as provided in subparagraph 5(i), with respect to any fractional shares otherwise issuable upon conversion, and cash in all amount equal to all

Cumulated Series B Dividends on each share of Series B Preferred Stock so converted, provided there are funds legally available as proscribed by statute, and, in the event of a partial conversion, a certificate representing the balance, if any, of the shares of Series B Convertible Preferred Stock converted by the surrendered certificate or certificates but not converted to Common Stock. To the extent the Corporation shall not have funds legally available to pay all such Cumulated Series B Dividends, the Corporation's obligation to make such payment shall be deferred until the first date on which the Corporation shall have funds legally available for all or a portion of such payment, which shall then be made in whole or in part, as the case may be, until such Cumulated Series B Dividends shall have been paid in full.

      (C) In the event that shares of Series B Convertible Preferred Stock are surrendered for conversion on any date during the period from the close of business on a record date fixed for determining the Series B Holders entitled to receive dividends to the opening of business on the corresponding Series B Dividend Payment Date, the Series B Holder must also deliver to the Corporation an amount equal to the dividend payable with respect to such shares of Series B Convertible Preferred Stock on such Series B Dividend Payment Date and shall continue to be entitled to receive such dividend on such Series B Dividend Payment Date. In the event that the date on which the shares are converted is the Series B Dividend Payment Date, such Series B Holder will be entitled to receive the dividend payable with respect to such Series B Convertible Preferred Stock and shall not be required to include any payment in the amount of the dividend payable with respect to such converted shares of Series B Convertible Preferred Stock.

      (D) If, prior to the date on which all shares of Series B Convertible Preferred Stock are converted, the Corporation shall (l) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (2) subdivide its outstanding Common Stock, (3) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its Common Stock other securities of the Corporation, the Conversion Price in effect on the opening of business on the record date for determining stockholders entitled to participating in such transaction shall thereupon be adjusted, or, if necessary, the right to convert shall be amended, such that the number of shares of Common Stock receivable upon conversion of the shares of Series B Convertible Preferred Stock immediately prior thereto shall be adjusted so that the Series B Holder shall be entitled to receive, upon the conversion of such shares of Series B Convertible Preferred Stock, the kind and number of shares of Common Stock or other securities of the Corporation which it would have owned or would have been entitled to receive after the happening of any of the events described above had the series A Convertible Preferred

Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subparagraph 5(ii)(D) shall become effective immediately after the effective date of such event and such adjustment shall be retroactive to the record date, if any, for such event. Except as provided in this subparagraph 5(ii)(D), no adjustment with respect to any ordinary dividends (made out of current earnings) on shares of Common Stock shall be made.

      (E) Except in respect of transactions described in subparagraph 5(ii)(D) above and except in respect of "Excluded Rights" as described and defined in subparagraph 5(ii)(L) below, if prior to the date on which all shares of Series B Convertible Preferred Stock are converted, the Corporation shall sell or issue Common Stock or rights, options, warrants or convertible securities (or rights, options or warrants to purchase convertible securities), other than Excluded Rights, containing the right to subscribe for or purchase shares of Common Stock (collectively, "Rights"), and the sale or issuance price per share of Common Stock (or in the case of Rights, the sum of the consideration paid or payable for any such Right entitling the holder hereof to acquire one share of Common Stock and shall conversion of any such Right to acquire one share of Common Stock) is less than $4.16, the Conversion Price shall there upon be adjusted such that the number of shares of Common Stock receivable upon conversion of the Series B Convertible Preferred Stock shall be that number determined by multiplying (1) the number of shares of Common Stock receivable upon conversion of the shares of Series B Convertible Preferred Stock immediately prior to such issuance or sale by (2) a fraction (not to be less than one) with a numerator equal to the product of the number of shares of Common Stock outstanding after giving effect to such sale or issuance (and assuming, in the case of Rights that such Rights had been fully exercised or converted, as the case may be) and $4.16 and a denominator equal to the sum of (x) the product of the number of shares of Common Stock outstanding immediately before the date of issuance or sale or the record ate, as the case may be, multiplied by $4.16 and (y) the aggregate consideration received or deemed to be received by the Corporation for the shares of Common Stock to be so issued or sold or to be purchased or subscribed for upon exercise of such Rights. For the purpose of such adjustments, the Common Stock which the holders of any such Rights shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such issuance or sale or the record date, as the case may be.

      (F) Except in respect of transactions described in subparagraph 5(ii)(D) above, if, prior to the date on which all shares of Series B Convertible Preferred Stock are converted the Corporation shall declare, order, pay or make a dividend or other distribution (including without limitation any distribution of cash, other or additional stock or other securities or property or options, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise, but excluding dividends described in the last sentence of subparagraph 5(ii)(D) on the Common Stock), then, in each case, the Conversion Price shall thereupon be adjusted such that the number of shares of Common Stock thereafter receivable upon the conversion of shares of Series B Convertible Preferred Stock shall be determined by multiplying (l) the number of shares of Common Stock theretofore receivable upon conversion of the shares of the Series B Convertible Preferred Stock by (2) a fraction, of which the numerator shall be the then Conversion Price on the record date for the determination of stockholders entitled to receive such dividend or other distribution, and of which the denominator shall be such Conversion Price on such date minus the amount of such dividend or distribution applicable to one share of Common Stock. The Board of Directors of the Corporation shall determine the amount of such dividend or distribution allocable to one share of Common Stock and such determination, if reasonable and based upon the Board of Directors' good faith business judgment, shall be binding upon the Series B Holder. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

      (G) Upon the expiration of any Rights if such shall not have been exercised, the Conversion Price, to the extent that shares of Series B Convertible Preferred Stock have not been converted, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (l) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights and (2) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation (including for purposes hereof, any underwriting discounts or selling Commissions paid by the Corporation) for the issuance, sale or grant of all such Rights, whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Conversion Price by a proportion (relative to the Conversion price in effect immediately prior to such readjustment) in excess of the inverse of the aggregate proportional adjustment thereof made in respect of the issue, sale, grant or assumption of such Rights.

      If the consideration provided for in any Right or the additional consideration, if any, payable upon the conversion or exchange of any Right shall be reduced, or the rate at which any Right is exercisable or convertible into or exchangeable for shares of Common Stock shall be increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, effective concurrently with each such change, the Conversion price then in effect shall first be adjusted to eliminate the effects (if any) of the issuance (or deemed issuance) of such Right on the Conversion Price and then readjusted as if such Right had been issued on the date of such change with the terms in effect after such change, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

      (H) If, prior to the date on which the shares of Series B Convertible Preferred Stock are converted, the Corporation shall (l) reorganize, reclassify or otherwise change the number of outstanding shares of Common Stock, (2) consolidate with or merge with or into another person resulting in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (3) sell or otherwise transfer all or substantially all of the assets of the Corporation, then a Series B Holder shall thereafter have the have the right to convert such shares of Series B Convertible Preferred Stock into the kind and amount of stock, securities or assets, if any, such Series B Holder would have been entitled to receive upon such reorganization, reclassification, consolidation, merger, sale or transfer had such Series B Holder converted its shares of Series B Convertible Preferred Stock into Common Stock immediately prior to such transaction, all subject to further adjustments as provided herein.

      (I) Notwithstanding anything to the contrary in this paragraph 5, if the Corporation shall fail to pay dividends on the Series B Convertible Preferred Stock within 30 days of a Series B Dividend Payment Date (whether or not funds are legally available therefor), the Conversion Price shall thereupon be reduced by $.25 but not below the then par value of the shares of Common Stock issuable upon Conversion of the Convertible Preferred Stock.

      (J) For the purposes of this paragraph 5: (x) the consideration for the issue or sale of any additional shares of Common Stock shall, irrespective of the accounting treatment of such consideration, be deemed to be the consideration actually received by the Corporation and (1) insofar as it consists of cash, be computed at the net amount of cash received by the Corporation, plus any expenses paid or incurred by the Corporation and any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale, (2) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Corporation, and (3) in case additional shares of Common Stock are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (l) and (2) above, allocable to such additional shares of Common Stock, all as determined in good faith by the Board of Directors of the Corporation; (y) additional shares of Common Stock deemed to have been issued pursuant to subparagraph 5(ii)(G), relating to Rights, shall be deemed to have been issued for a consideration per share determined by dividing (1) the total amount, if any, received by the Corporation as consideration for the issue, sale or grant of the Rights in question, less the value of the Rights not actually received by the Corporation as consideration therefor, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Corporation upon the exercise in or the conversion or exchange of such Rights or, in the case of Rights which are rights, options or warrants for convertible securities, the exercise of such Rights for convertible securities and the conversion or exchange of such convertible securities, in each case computing such consideration as provided in the foregoing clause (x) of this subparagraph 5(ii)(J)(5), by (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise conversion or exchange of such Rights; and (z) additional shares of Common Stock deemed to have been issued pursuant to subparagraphs 5(ii)(D) and (F), relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration. For the purposes of this paragraph 5, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Restated Certificate of incorporation of the Corporation as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from par value to no par value, or from no par value to par value.

      (K) No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this subparagraph 5(ii)(K)), would require an increase or decrease of at least one and one-half percent (1 1/2%) in the Conversion Rate; provided, however, that any adjustments which by reason of this subparagraph 5(ii)(K) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph 5(ii)(K) shall be made to the nearest cent.

      (L) Notwithstanding anything to the contrary in this paragraph 5, no adjustments shall be made (1) upon conversion of the Series A Convertible Preferred Stock, (2) upon conversion of the Series B Convertible Preferred Stock, (3) upon exercise of options granted or to be granted (the "Stock Options") under the Corporation's Restated 1991 Combination Stock Option Plan as now or hereafter adopted or amended from time to time to purchase up to an aggregate of 2,000,000 shares of Common Stock, (4) in connection with the issuance of up to approximately 555,000 shares of Common Stock to National Westminster Bank Plc, New York Branch, as a financial advisor to CareMatrix under a Merger Agreement dated as of July 3, 1996 and (5) upon the exercise of warrants outstanding on the date hereof (including warrants to purchase an aggregate of 400,000 shares of Common Stock issued to the Series B Holder on or about the date hereof) (together with the Stock Options, the "Excluded Rights") to purchase up to 732,201 shares of Common Stock at a weighted average exercise price of $4.74 per share (subject to anti-dilution adjustments in accordance with the terms of such warrants as in effect on the date hereof).

      (M) Whenever the Conversion Price is adjusted pursuant to any of the foregoing provisions of this paragraph 5, the Corporation shall forthwith prepare a written statement signed by the president or any vice president and the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Corporation, setting forth the adjusted Conversion Rate determined as provided in this paragraph 5, and in reasonable detail the facts requiring such adjustment. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (a) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the Conversion Price for the Series B Convertible Preferred Stock as then in effect, (c) the number of additional shares of Common Stock, and (d) the type and amount if any, of other property which at the time would be received upon conversion of the Series B Convertible Preferred Stock. Such statement shall be filed among the permanent records of the Corporation and a copy thereof shall be furnished to any Series B Holder requesting the same, in writing, and at all reasonable times during business hours be open to inspection by the Series B Holders. Within 1O days of the event requiring an adjustment to the Conversion Price, the Corporation shall also cause a notice, at its expense, stating that such an adjustment has been made and setting forth the adjusted conversion rate, to be mailed, first-class, postage prepaid, to all then Series B Holders of record at their addresses as the same appear on the stock records of the Corporation.

       (N) If a Series B Holder has delivered notice to the Corporation of his desire to convert all or a portion of his shares Of Series B Convertible Preferred Stock, and certificates, duly endorsed for conversion in respect of such shares and cash, if any, required by subparagraph 5(ii)(C) hereof, then all shares of Series B Convertible Preferred Stock so tendered to the Corporation shall be deemed to be no longer outstanding and, notwithstanding the failure of the Corporation to issue the Common Stock, such Series B Holder shall be deemed, for all purposes, to be a holder of the number of shares of Common Stock into which the shares of Series B Convertible Preferred Stock such Series B Holder is entitled to receive pursuant to the terms of this paragraph 5 in each case as of the close of business on the date on which such conversion notice is delivered. In the event such Series B Holder has delivered notice to the Corporation of his desire to convert all or a portion of his shares of Series B Convertible Preferred Stock, such Series B Holder shall retain the right to receive all Cumulated Series B Dividends payable on the shares so converted, as provided in this paragraph 5, notwithstanding any such conversion.

      (O) The Corporation shall not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this paragraph 5. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then outstanding shares of Series B Convertible Preferred Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation to validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Series B Convertible Preferred Stock. The Corporation shall obtain prior to or concurrently with the first issuance of the Series B Convertible Preferred Stock, and shall use its best efforts to maintain for as long as any shares of Series B Convertible Preferred Stock shall be outstanding, the authorization for the listing of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock on the NASDAQ National Market System or Small Cap Market, as applicable. The Corporation shall pay any and all transfer, stamp and other like taxes that may be payable in resPect of the issuance or delivery of shares of Common Stock on conversion of the Series B Convertible Preferred Stock.

      (P) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the some as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each record holder of Series B Convertible Preferred Stock, or their designated nominee, at least 20 days prior to the date the record is to be taken, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution. The Corporation shall also Provide notice to other holders (other than record holders) upon receipt by the Corporation of a written request therefor and which shall include a statement of such holder's beneficial interest in the Corporation's Series B Convertible Preferred Stock.

      6. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the amount that shall be paid to a Series B Holder of each share of Series B Convertible Preferred Stock shall be $14,000.00 and an additional sum equal to all Cumulated Series B Dividends on a share of Series B Convertible Preferred Stock, subject to appropriate adjustment to reflect any stock split, stock dividend, combination, recapitalization or reorganization (hereinafter called the "Liquidation Price"), and no more. Upon any liquidation, dissolution or winding up of the Corporation, the Series B Holders will be entitled to be paid after payment or provisions for payment of the debts and other liabilities of the Corporation and after payment or provision for payment is made upon any Senior Securities. but before any Distribution or payment is made upon any Junior Securities an amount in cash equal to the aggregate Liquidation Price of all shares outstanding, and the Series B Holders will not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the Series B Holders and the holders of Parity Securities (the "Parity Holders") are insufficient to permit payment to such Series B Holders and the Parity Holders of the aggregate amount which they are entitled to be paid, then the available assets to be distributed will be distributed ratably among such Series B Holders and Parity Holders based upon the aggregate Liquidation Price of the Series B Convertible Preferred Stock and the aggregate liquidation preference of any Parity Securities hold by each such Series B Holder and Parity Holder, respectively. The Corporation will mail written notice of such liquidation, dissolution or winding up not less than 60 days prior to the payment date stated therein, to each Series B Holder of record.

      A consolidation or merger of the Corporation with or into any other corporation or entity (whether or not the Corporation is the surviving entity if, after the merger or consolidation, more than 50% of the stock of the Corporation is owned by persons who were not stockholders of the Corporation prior to the merger or consolidation), or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 6.

      7.    Redemption.

      (i) Time of Redemption. The Corporation may, at its option, redeem the Series B Convertible Preferred Stock, in whole and not in part, out of funds legally available therefor, by action of the Board of Directors, at any time on or after December 1, 1996 at a redemption price of $14,000.00 per share, plus all Cumulated Series B Dividends on a share of Series B Convertible Preferred Stock, upon notice and in the manner set forth in, and subject to the conditions of, this paragraph 7; provided, the current market price of the Common Stock (the closing sale price is reported by the NASDAQ National Market System or Small Cap Market, as applicable, or it not traded thereon, the high bid price as reported by NASDAQ or, if not quoted thereon, the high bid price in the National Quotation Bureau sheet listing for the Common Stock) equals or exceeds 150% of the Conversion Price then in effect for 20 consecutive trading days ending no more than 10 days prior to the date of notice of redemption.

      (ii) Priority of Redemption. None of the shares of any class or series of Parity Securities shall be redeemed, repurchased or otherwise acquired unless full Cumulated Series B Dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full Cumulated Series B Dividends. None of the shares of Series B Convertible Preferred Stock shall be redeemed, repurchased or otherwise acquired unless full cumulative dividends have been, or contemporaneously are paid or declared and set apart for payment on the Parity Securities, for all dividend periods terminating on or prior to the Redemption Date of the Series B Convertible Preferred Stock.

      (iii) Procedures for Redemption. The Series B Convertible Preferred Stock shall be redeemed pursuant to Subparagraph 7(i) above in the following manner:

      (A) Shares of Series B Convertible Preferred Stock redeemed, purchase or otherwise acquired by the Corporation shall be retired and canceled and shall no longer be available for issuance.

      (B) In the event of a redemption of shares of Series B Convertible Preferred Stock pursuant to subparagraph 7(i), notice of redemption of all shares of Series B Convertible Preferred Stock shall be given by the Corporation not less than 30 nor more then 60 days prior to the Business Day designated in such notice (the

"Redemption Date"), by mail postage prepaid to Series B Holders at their respective addresses than appearing on the records of the Corporation and shall also be published, on or about the date of such mailing, in the National Edition of the Wall Street Journal. Such notice of redemption shall specify the Redemption Date and the redemption price plus the Cumulated Series B Dividends on a share of Series B Convertible Preferred Stock, if any (the "Redemption Price"), and the place or places of payment. The conversion rights of the Series B Holders shall continue until the Redemption Date (provided no default by the Corporation in the payment of the Redemption Price shall have occurred and be continuing, and in the event of any such default the Series B Holders' conversion rights shall continue until such shares are actually redeemed or converted) and such notice shall state the then effective Conversion Price and that the right of Series B Holders to exercise their conversion rights shall terminate at the close of business on the Redemption Date (provided no default by the Corporation in the payment of the Redemption Price shall have occurred and be continuing). On or before the Redemption Date, each Series B Holder shall surrender to the Corporation or its designated agent, at such place as it may designate in the redemption notice, certificates, duly endorsed for transfer, evidencing the number of shares of Series B Convertible Preferred Stock held by such Series B Holder. Upon such surrender, the Series B Holder shall be entitled to receive payment of the Redemption Price without interest.

      (C) If on the Redemption Date (1) notice of redemption has been mailed or delivered as provided herein, (2) the Corporation has deposited with an independent payment agent funds necessary to pay the amount due for all shares of Series B Convertible Preferred Stock subject to such redemption, and (3) all such funds are available for the sole purpose of paying such amount, then, unless the Corporation defaults on the payment of the Redemption Price, all shares of Series B Convertible Preferred Stock subject to redemption shall, whether or not the certificates for such shares have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall cease, except the right of the Series B Holder to receive the Redemption Price, without interest; provided, however, that the Corporation shall not have to so redeem any shares of Series B Convertible Preferred Stock which have been converted to Common Stock prior to the date of such redemption. If the Corporation shall not have funds legally available for redemption of shares to be redeemed pursuant to subparagraph 7(i) on the Redemption Date, the notice of redemption shall be null and void and at such time as the Corporation shall have funds legally available for redemption of such shares and shall determine to redeem the Series B Convertible Preferred Stock on the terms and conditions set forth in subparagraph 7(i), a new notice of redemption to Series B Holders shall be required to effect such redemption.

      SECOND: That said determination of the designation and the relative powers, preferences, rights, qualifications, limitations and restrictions thereof, relating to the Series B Convertible Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Restated Certificate of incorporation of the Corporation, as amended, in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Michael J. Doyle, its Chairman and Chief Executive Officer, and attested by Kenneth M. Miles, its Assistant Secretary, as of this 30th day of July, 1996.

                                    THE STANDISH CARE COMPANY


                                    By: /s/ Michael J. Doyle
                                       -----------------------------------
                                       Michael J. Doyle,
                                         Chairman and Chief Executive
                                         Officer



ATTEST:



By: /s/ Kenneth M. Miles
   -------------------------------
   Kenneth M. Miles,
      Assistant Secretary

EXHIBIT B

                        Registration Rights Agreement

      AGREEMENT made as of this 30th day of July, 1996, among The Standish Care Company a Delaware corporation (the "Company"), and the party designated as Purchaser on the signature page to this Agreement (the "Purchaser") (collectively, the "Parties").

      WHEREAS, the Purchaser has agreed to purchase 100 shares of Series B Cumulative Convertible Preferred Stock, $.01 par value per share, of the Company ("Series B Preferred Stock") which is convertible into shares of Common Stock ("Common Stock") of the Company;

      WHEREAS, the Purchaser has agreed to purchase Warrants (the "Warrants") to purchase an aggregate of 400,000 shares of Common Stock of the Company;

      WHEREAS, as a condition of such purchase the Purchaser has requested certain rights to require the Company to register his shares of Common Stock of the Company for public distribution;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Certain Definitions.

      As used in this Agreement, the following terms shall have the following respective meanings:

      "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any similar federal statute successor thereto, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

      "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

      "Registrable Shares" means (i) the shares of Common Stock issued or issuable upon conversion of the shares of Series B Preferred Stock issued under the Stock Purchase Agreement; (ii) the shares of Common Stock issued or issuable upon exercise of the Warrants; and (iii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalization, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement,
Section 4(1) of the

Securities Act or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which, by virtue of Section 11 of this Agreement, is not entitled to the rights provided by this Agreement. Registrable Shares shall not include shares of Common Stock which may be sold by a Stockholder to the public immediately without registration, including shares of Common Stock which may be sold within a period of 90 days under Rule 144 (or any successor regulation thereto) promulgated under the Securities Act, unless at the time of the proposed sale such Stockholder, after the use of his best efforts, is unable to arrange for an unregistered managed block distribution of such shares by a recognized investment banking firm which specializes in such block distributions. Wherever reference is made in this Agreement or the Stock Purchase Agreement to a request or consent of holders of a certain percentage of Registrable Shares, or to a number or percentage of Registrable Shares held by a Stockholder, such reference shall include shares of Common Stock issuable upon conversion of the Shares even though such conversion has not yet been effected.

      "Securities Act" means the Securities Act of 1933, as amended, and any similar Federal statute successor thereto, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

      "Shares" shall have the meaning specified in the Stock Purchase Agreement.

      "Stockholders" means the Purchaser and any persons or entities to whom the rights granted under this Agreement are transferred as permitted by Section 11 hereof.

      "Stock Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement of even date herewith among the Company and the Purchaser.

      "Warrants" means The Standish Care Company Common Stock Purchase Warrant dated July 30, 1996

      2. Sale or Transfer of Shares; Legend.

            (a) The Shares, the Warrants and the Registrable Shares and shares issued in respect of the Shares or the Registrable Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

            (b) Each certificate representing the Shares, the Warrants and the Registrable Shares, and shares issued in respect of the Shares and the Registrable Shares, shall bear a legend substantially in the following form:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred or pledged unless and until such shares are registered under such Act or an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that such registration is not required."

      The foregoing legend shall be removed from the certificates representing any Registrable Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

      3. Demand Registrations.

            (a) A Stockholder or Stockholders holding in the aggregate more than 25% of the Registrable Shares may request, in writing, that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Stockholder or Stockholders. If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Stockholders to participate shall be conditioned on such Stockholders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject to the approval of the underwriter managing the offering. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-1 or Form S-2 (or any successor form), of all Registrable Shares which the Company has been requested to so register.

            (b) The Company shall not be required to effect more than 3 registrations pursuant to paragraph (a) above; provided that a registration effected under paragraph (a) above shall not be counted for the purpose of this limitation unless the Stockholders shall have succeeded in selling at least 80% of the Registrable Shares requested to be included in such registration.

            (c) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Stockholder or Stockholders holding in the aggregate at least 25% of the Registrable Shares may request the Company, in writing, to effect the registration on Form S-3 (or such successor form). Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Shares which the Company has been requested to register.

            (d) In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to this Section 3, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

            (e) In the case of any registration effected pursuant to this
Section 3, the requesting Stockholders shall have the right to designate the managing underwriter in any underwritten offering, subject to the approval of the Company, which approval may not be unreasonably withheld or delayed.

      4. "Piggyback" Registration.

            (a) If at any time the Company proposes to file a Registration Statement, other than pursuant to Section 3 hereof, it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares, which the Company has been requested by such Stockholder or Stockholders to register, to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 4 without obligation to any Stockholder.

            (b) In connection with any offering under this Section 4 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the requesting Stockholders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it.

            (c) If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the holders have requested to be included pursuant to this Section 4 would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect, but in no event shall the amount of Registrable Shares included in the offering be reduced below 25% of the total amount of securities included in the offering. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon their total ownership of the aggregate number of shares requested to be included in such registration by the Stockholders and by holders granted registration rights in accordance with Section 9 (or in any other proportion as agreed upon by all holders entitled to such rights).

      5. Registration Procedures.

      If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall as expeditiously as possible:

            (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

            (b) prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 120 days from the effective date;

            (c) furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

            (d) use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation, execute a general consent to service of process or subject itself to taxation in any jurisdiction.

      If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of the Registrable Shares.

      6. Allocation of Expenses.

      The Company will pay all Registration Expenses of all registrations under this Agreement. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 5, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Stockholders, but excluding underwriting discounts and selling commissions relating to the Registrable Shares.

      7. Indemnification.

            (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

            (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of the Registrable Shares of such stockholder sold as contemplated herein.

            (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Part would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided, however, that under no circumstances will the Indemnifying Party be required under this
Section 7 to pay the expenses of more than one counsel for the Indemnified Parties. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

            (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party under this
Section 7 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in the same proportion as the net proceeds from the offering (before deducting expenses) received by such Indemnifying Party bear to the total net proceeds from the offering (before deducting expenses) received by it exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of its indemnification obligations under this Section 7. No person guilty of fraudulent misrepresentation within the meaning of Section 11 of the Securities Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution obligations of each Indemnifying Party under this Section 7 are several and not joint.

      8. Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Section 5.

      9. Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of the Stockholders holding a majority of the Registrable Shares, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include securities of the Company in any registration filed under Section 3 or 4, unless, under the terms of such agreement the rights of such holders to include securities in a registration filed by the Company are no more favorable to such holders than the rights granted to the Stockholders under Sections 3 and 4.

      10. Rule 144 Requirements. The Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act (at any time after it has become subject to such reporting requirements); and

            (c) furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the information requirements of said Rule 144 (at any time after 90 days after the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the reporting requirements of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

      11. Transfers of Certain Rights.

            (a) The rights granted to the Stockholders hereunder may be transferred by such Stockholder to any transferee who acquires at least 20% of the Shares or Registrable Shares; provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

            (b) Transferees. Any transferee to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Stockholder under this Agreement to the same extent as if such transferee were a Stockholder hereunder.

            (c) Anything in this Agreement to the contrary notwithstanding, any Stockholder which is a partnership or corporation may transfer rights granted to such Stockholder under this Agreement to any partner or stockholder thereof to whom Registrable Shares are transferred and who delivers to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Stockholders under this Agreement to the same extent as if such transferee were a Stockholder hereunder. In the event of such transfer, such partner or stockholder shall be deemed a Stockholder for purposes of this
Section 11 and may again transfer such rights to any other person or entity which acquires Registrable Shares from such partner or stockholder, subject to and in accordance with Sections 11(a) and (b) hereof.

      12. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid, to the parties at the addresses set forth under their respective names below, or to such other address as any party may provide in writing to the others.

      13. Entire Agreement. This Agreement, and the Stock Purchase Agreement, embody the entire agreement and the understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

      14. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of the Registrable Shares; provided, that it may be amended with the consent of the holders of less than all Registrable Shares only in a manner which affects all Registrable Shares in the same fashion. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each holder of any Shares or Registrable Shares, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      15.   Counterparts.   This   Agreement   may  be   executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      16. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

      17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                        THE STANDISH CARE COMPANY


                                        By: /s/ Michael J. Doyle
                                            ------------------------------------
                                            Michael J. Doyle,
                                            Chairman and Chief Executive Officer

                                        PURCHASER:

                                            /s/ Abraham D. Gosman
                                            ------------------------------------
                                            Abraham D. Gosman
                                            Address: c/o CareMatrix Corporation
                                                      197 First Street
                                                      Needham, MA  02194

- ------------------------------------------------------------------------------
                                                            EXHIBIT C
- ------------------------------------------------------------------------------
                                      WARRANT

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES WHICH MAY BE ACQUIRED UPON THE EXERCISE OF THIS COMMON STOCK PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION SATISFACTORY TO THE COMPANY OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT.

Void after July 31, 2001,               Right to Purchase 400,000 Shares
or otherwise as provided herein.        of Common Stock (subject to
                                        adjustment) of The Standish Care Company


                          THE STANDISH CARE COMPANY
                        COMMON STOCK PURCHASE WARRANT

      The Standish Care Company, a Delaware corporation (the "Company"), for value received and subject to the terms set forth below, hereby grants to Abraham D. Gosman, his registered successors and assigns (the "Holder"), the right to purchase from the Company at any time or from time to time before 3:00 P.M., Boston, Massachusetts time, on July 31, 2001, Four Hundred Thousand (400,000) fully paid and non-assessable shares of the Common Stock, par value $.01 per share, of the Company, at the purchase price of $4.16 per share (the "Exercise Price"). The Exercise Price and the number and character of such shares of Common Stock purchasable pursuant to the rights granted under this Warrant are subject to adjustment as provided herein.

      This Warrant is subject to the following provisions:

      1. Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

            (a) "Common Stock" means all stock of any class or classes (however designated) of the Company, authorized upon the Issue Date or thereafter, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

            (b) "Issue Date" means July 30, 1996.

            (c) "Market Price" means, as to shares of the Common Stock: (i) if the shares of the Common Stock are listed on any national securities exchange or quoted on the National

Association of Security Dealers, Inc. Automated Quotation System, ("NASDAQ") National Market System ("NMS") or Small Cap Market, the average of the daily closing prices for the fifteen (15) consecutive business days commencing twenty
(20) business days before the day in question (the "Trading Period"); or (ii) if the shares of the Common Stock are neither listed on any national securities exchange nor quoted on NASDAQ, the higher of (x) the Exercise Price then in effect, or (y) the tangible book value per share of Common Stock as of the end of the Company's immediately preceding fiscal year.

            (d) "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or other) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3.2 hereof or otherwise.

            (e) "Person" means, without limitation, an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, or a government or any department or agency thereof.

            (f) "This Warrant" means, collectively, this Warrant and all other stock purchase warrants issued in exchange therefor or replacement thereof.

      2. Exercise of Warrant.

            2.1 Exercise Period. The Holder may exercise this Warrant, in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time after the Issue Date and prior to 3:00 p.m.
Boston, Massachusetts time on July 31, 2001.

            2.2  Exercise Procedure.

                  (a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

                        (i) a completed Subscription Agreement as described in Section 2.4 hereof, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                        (ii) this Warrant;

                        (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit B hereto, evidencing the assignment of this Warrant to the Purchaser together with any documentation required pursuant to Section 8(a) hereof; and

                        (iv) a check payable to the order of the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

                  (b) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days after the Exercise Date, the Company at its expense will cause to be issued in the name of and delivered to the Holder hereof, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon exercise.

                  (c) Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company at its expense will, within ten (10) days after the Exercise Date, issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock remaining issuable under this Warrant.

                  (d) The Common Stock (or Other Securities) issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock (or Other Securities) on the Exercise Date.

                  (e) The issuance of certificates for shares of Common Stock (or Other Securities) upon exercise of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock (or Other Securities).

            2.3 Acknowledgment of Continuing Obligations. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

            2.4 Subscription Agreement. The Subscription Agreement will be substantially in the form set forth in Exhibit A hereto, except that if the shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant are not to be issued in the name of the Holder hereof, the Subscription Agreement will also state the name of the Person to whom the certificates for the shares of Common Stock (or Other Securities) are to be issued, and if the number of shares of Common Stock (or Other Securities) to be issued does not include all the shares of Common Stock (or Other Securities) issuable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

            2.5 Fractional Shares. If a fractional share of Common Stock would, but for the provisions of Section 2.1 hereof, be issuable upon exercise of the rights represented by this

Warrant, the Company will, within ten (10) days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share, in an amount equal to the Market Price of such fractional share as of the close of business on the Exercise Date.

      3. Adjustments.

            3.1 Adjustments for Stock Splits, Etc. If the Company shall at any time after the Issue Date subdivide its outstanding Common Stock or Other Securities, by split-up or otherwise, or combine its outstanding Common Stock or Other Securities, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Common Stock or Other Securities, the number of shares issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of combination.

            3.2 Adjustment for Reclassification, Reorganization, Etc. In case of any reclassification, capital reorganization, or change of the outstanding Common Stock or Other Securities (other than as a result of a subdivision, combination or stock dividend), or in the case of any consolidation of the Company with, or merger of the Company into, another Person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock or Other Securities of the Company), or in case of any sale or conveyance to one or more Persons of the property of the Company as an entirety or substantially as an entirety at any time prior to the expiration of this Warrant, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder of this Warrant, so that the Holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock or Other Securities of the Company as to which this Warrant was exercisable immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock, and other securities and property, thereafter deliverable upon exercise hereof. If, as a consequence of any such transaction, solely cash, and no securities or other property of any kind, is deliverable upon exercise of this Warrant, then, in such event, the Company may terminate this Warrant by giving the Holder hereof written notice thereof. Such notice shall specify the date (at least thirty (30) days subsequent to the date on which notice is given) on which, at 3:00 p. m., Boston, Massachusetts time, this Warrant shall terminate. Notwithstanding any such notice, this Warrant shall remain exercisable, and otherwise in full force and effect, until such time of termination.

            3.3 Adjustment for Dividends. In case the Company shall, at any time or from time to time after the Issue Date, pay any dividend or make any other distribution upon its Common Stock (or Other Securities) payable in cash, property or securities of a corporation other than the Company, then forthwith upon the payment of such dividend, or the making of such other distribution, as the case may be, the Exercise Price then in effect shall be reduced by the amount of such dividend or other distribution in respect of each outstanding share of Common Stock (or Other Securities). The Board of Directors of the Company shall determine the fair value of any dividend or other distribution made upon Common Stock of the Company payable in property or securities of a corporation other than the Company.

            3.4 Adjustment for Issue of Stock at Less than Exercise Price. (a) In case the Company shall, at any time or from time to time after the Issue Date, issue or agree to issue by warrants, convertible securities, stock options or otherwise, any of its Common Stock or Other Securities, including treasury shares, (other than any shares issued in respect of "Excluded Rights" as described and defined in subparagraph (b) below and transactions to which Sections 3.1 or 3.2 of this Warrant applies), for a consideration per share less than the Exercise Price per share in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, or agreement to issue or sell, said Exercise Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (x) an amount equal to (A) the product obtained by multiplying the number of shares of the Company's Common Stock outstanding (or then deemed to be outstanding as herein provided) immediately prior to such issue by the Exercise Price in effect at such time plus (B) the consideration received by the Company upon such issue by (y) the number of shares of the Company's Common Stock outstanding (or then deemed to be outstanding as herein provided) immediately after such issue. Whenever the Exercise Price is adjusted as provided in this Section 3.4, the aggregate number of shares of Common Stock (or Other Securities) which the holder of this Warrant shall thereafter be entitled to purchase at such adjusted Exercise Price shall be increased to the number of shares determined by multiplying the number of shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and dividing the product so obtained by such adjusted Exercise Price. For the purposes of this Section 3.4, the number of shares of Common Stock (or Other Securities) deemed to be outstanding at any given time shall exclude shares in the treasury of the Company but shall include all shares issuable or to become issuable under any agreements, warrants (including this Warrant), convertible securities, stock options, similar rights or otherwise (hereinafter in this Section 3.4 referred to as "Options"). The Board of Directors of the Company shall determine the fair value of the amount of consideration other than money received by the Company upon the issue by it of any of its securities. Such Board shall, in case any Common Stock (or Other Securities) or Options for the purchase thereof are issued with other stock, securities or assets of the Company, determine what part of the consideration received therefor is applicable to the issue of the Common Stock (or Other Securities) or Options for the purchase thereof. If, as provided herein, the Exercise Price is adjusted as a consequence of the Company's issuance of Options, no further adjustment of the Exercise Price shall be made upon the subsequent issuance of Common Stock (or Other Securities) upon the exercise of such Options. To the extent that Options expire without having been exercised, the Exercise Price computed upon their issuance, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed to take into account only the shares of Common Stock (or Other Securities) actually issued upon the exercise of such

Options. In any such recomputation, the consideration applicable to the shares of Common Stock (or Other Securities) issued shall be the aggregate consideration which was received by the Company upon the issuance of such Options, whether or not exercised, plus the additional consideration actually received by the Company upon the exercise thereof. No recomputation shall have the effect of increasing the Exercise Price by an amount in excess of the adjustment thereof made in respect of the issuance of the expired Options.

            (b) Notwithstanding anything to the contrary in this Warrant, no adjustments shall be made (1) upon the conversion of the Series A Convertible Preferred Stock, (2) upon conversion of the Series B Convertible Preferred Stock, (3) upon the exercise of options granted or to be granted (the "Stock Options") under the Company's Restated 1991 Combination Stock Option Plan as now or hereafter adopted or amended from time to time to purchase up to an aggregate of 2,000,000 shares of Common Stock, (4) in connection with the issuance of up to approximately 550,000 shares of Common Stock to National Westminster Bank, Plc, New York Branch, as a financial advisor to CareMatrix under a Merger Agreement dated as of July 3, 1996 and (5) upon the exercise of warrants outstanding on the date hereof (including warrants to purchase an aggregate of 400,000 shares of Common Stock issued to the Series B Holder on or about the date hereof) (together with the Stock Options, the "Excluded Rights") to purchase up to 732,201 shares of Common Stock at a weighted average exercise price of $4.74 per share (subject to anti-dilution adjustments in accordance with the terms of such warrants as in effect on the date hereof).

            3.5 Certificate of Adjustment. Whenever the Exercise Price or the number of shares issuable hereunder is adjusted, as herein provided, the Company shall promptly deliver to the registered Holder of this Warrant a certificate of the Treasurer of the Company, which certificate shall state (i) the Exercise Price and the number of shares of Common Stock (or Other Securities) issuable hereunder after such adjustment, (ii) the facts requiring such adjustment, and
(iii) the method of calculation for such adjustment and increase or decrease.

            3.6 Small Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least one percent; provided, however, that any adjustments which by reason of this Section 3.6 are not required to be made immediately shall be carried forward and taken into account at the time of exercise of this Warrant or any subsequent adjustment in the Exercise Price which, singly or in combination with any adjustment carried forward, is required to be made under Sections 3.1, 3.2, 3.3, or 3.4.

      4. No Dilution or Impairment. The Company will not, by amendment of its corporate charter or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution, or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Stock (or Other Securities) receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock (or Other Securities) upon the exercise of this Warrant, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up without the written consent of the Holder of this Warrant, and (d) will not transfer all or substantially all of its properties and assets to any other Person (corporate or otherwise), or consolidate with or merge into any other Person or permit any such Person to consolidate with or merge into the Company (if the Company is not the surviving Person), unless such other Person shall expressly assume in writing and agree to be bound by all the terms of this Warrant.

      5. Notices of Record Date Etc. In the event of:

            (a) any taking by the Company of a record of the holders of any class of securities of the company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class of the Company or any other securities or property, or to receive any other right; or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other Person; or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

            (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities of the Company, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities of the Company (other than (i) the issue of Common Stock (or Other Securities) on the exercise of this Warrant, (ii) stock options to purchase shares of Common Stock which may be granted to employees of the Company or the issuance of such shares pursuant to the exercise of such options, and (iii) any shares issued in transactions to which Sections 3.1, 3.2 or 3.4 of this Warrant applies);

then and in each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and
(iii) the amount and character of any stock of any class or other securities of the Company, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least twenty (20) days prior to the date therein specified.


      6. Reservation of Stock, etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of this Warrant.

      7. Purchase Rights. If at any time the Company grants, issues or sells any rights or options to subscribe for or to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (or Other Securities) (the "Purchase Rights"), then the Holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock (or Other Securities) acquirable upon exercise of this Warrant had this Warrant been fully exercised immediately prior to the date on which a record was taken for the grant, issuance or sale of such Purchase Rights, or, if no such record was taken, the date as of which the record holders of Common Stock (or Other Securities) were determined for the grant, issuance or sale of such Purchase Rights.

      8. Disposition of This Warrant, Common Stock, Etc.

            (a) The Holder of this Warrant and any transferee hereof or of the Common Stock (or Other Securities) with respect to which this Warrant may be exercisable, by their acceptance hereof, hereby understand and agree that this Warrant and the Common Stock (or Other Securities) with respect to which this Warrant may be exercisable have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) without an effective registration statement under the Act or an opinion satisfactory to the Company of counsel satisfactory to the Company and/or submission to the Company of such other evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act. It shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

            (b) The stock certificates of the Company that will evidence the shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION SATISFACTORY TO THE COMPANY OF COUNSEL SATISFACTORY TO THE COMPANY AND/OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO

            THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT."

      9. Rights and Obligations of Warrant Holder. The Holder of this Warrant shall not, by virtue hereof, be entitled to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative actions by the Holder to purchase Common Stock (or Other Securities) of the Company by exercising this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price of Common Stock (or Other Securities) acquirable by exercise hereof or as a stockholder of the Company.

      10. Transfer of Warrants. Subject to compliance with the restrictions on transfer applicable to this Warrant referred to in Section 8 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the registered Holder, upon surrender of this Warrant with a properly executed Assignment (in substantially the form attached hereto as Exhibit B), to the Company, and the Company at its expense will issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants in such denomination or denominations as may be requested, but otherwise of like tenor, in the name of the Holder or as the Holder (upon payment of any applicable transfer taxes) may direct.

      11. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      12. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      13. Company Records. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

      14. Miscellaneous.

            14.1 Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class mail, postage prepaid, to such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company. All communications from the Holder of this Warrant to the Company shall be mailed by first class mail, postage prepaid, to 6 New England Executive Park,

Burlington, MA 01803, or such other address as may have been furnished to the Holder in writing by the Company.


            14.2 Amendment and Waiver. Except as otherwise provided herein, this Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought.

            14.3 Governing Law; Descriptive Headings. This Warrant shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

Dated: July 30, 1996

                                        THE STANDISH CARE COMPANY


                                        By: /s/ Michael J. Doyle
                                           ----------------------------------
                                            Michael J. Doyle,
                                            Chairman and Chief Executive Officer

[Corporate Seal]

ATTEST:

/s/ Kenneth M. Miles
- -----------------------
Assistant Secretary

                                  EXHIBIT A

                            SUBSCRIPTION AGREEMENT

                 [To be signed only upon exercise of Warrant]

To:                                 Date:

      The undersigned, the Holder of the within Warrant, pursuant to the provisions set forth in the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and agrees to subscribe for and purchase thereunder, _________ shares of the Common Stock (or Other Securities) covered by such Warrant and herewith makes payment of $_____________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ______________________, whose address is: _________________. If said number of shares is less than all the shares covered by such Warrant, a new Warrant shall be registered in the name of the undersigned and delivered to the address stated below.

                                    Signature
                                             -----------------------------------

                                              (Signature must conform in all
                                              respects to name of Holder as
                                              specified on the face of the
                                              Warrant or on the form of
                                              Assignment attached as Exhibit B
                                              thereto.)

                                      Address
                                             ------------------------
                                                    --------------------------

                                  EXHIBIT B

                                  ASSIGNMENT

                 [To be signed only upon transfer of Warrant]

      For value received, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant with respect to the number of shares of the Common Stock (or Other Securities) covered thereby set forth below, unto:

Name of Assignee                      Address                    No. of Shares


Dated:                                       Signature
                                                       ------------------------

                                                        (Signature must con-form
                                                        in all respects to name
                                                        of Holder as specified
                                                        on the face of the
                                                        Warrant.)

                                             Address
                                                    ----------------------------